EXHIBIT 5.1

Peter Berkman Peter Berkman Attorney PLLC 18865 SR 54 #110 Lutz, FL 33558 Phone: 813.600.2971 Mobile: 813.447.7737 Facsimile: 800.413.0890 peter@peterberkmanlaw.com www.peterberkmanlaw.com

December 18, 2017

Doyen Elements, Inc.

1880 Office Club Pointe

Suite 1240

Colorado Springs, CO, 80920

Re: Doyen Elements, Inc.

POST-QUALIFICATION OFFERING CIRCULAR

AMENDMENT NO. 1, File No. 000-55836

To The Board of Directors:

This office has acted as counsel to the Company, a corporation incorporated under the laws of the State of Nevada, Inc connection with the filing of the Post Qualification Offering Circular Amendment No 1, which amends the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed offering by the Company (the “Offering”) of up to $49,000,000 in shares (the “Shares”) of common stock, $0.0001 par value., of the Company.

In connection with this opinion, I have examined and am familiar with originals or copies, certified, or otherwise identified to my satisfaction, of:

1) Resolutions of the Board of Directors pertaining to all matters referenced in the Post Qualification Amendment No. 1, to which this letter is attached.

2) Other records of corporate proceedings and such other statutes, certificates, instruments and such other documents relating to the Company and matters of law as I have deemed necessary to the issuance of this opinion.

In such examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to me as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete.

As to factual matters, I have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Based upon an examination and review of such corporate documents and records, certificates and other documents as I have deemed necessary, relevant, or appropriate, I am of the opinion that the shares of Common Stock issuable pursuant to the Offering Statement, will, when issued, be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the Corporation Law of the State of Nevada [Ch. 78, Nevada Revised Statutes] (including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting the foregoing), and I express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

I hereby consent to the inclusion of this opinion letter as an exhibit to the Offering Statement and the reference to me under the caption “Validity of Securities” in the Offering Statement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933. This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

PETER BERKMAN, Attorney-at-Law, PLLC

By:

PETER BERKMAN, ESQ.
Florida Bar No. 110330